Exhibit 99.1

Aptiv Reports Second Quarter 2025 Financial Results
Record Revenue, Adjusted Operating Earnings and Adjusted Earnings per Share
SCHAFFHAUSEN - Aptiv PLC (NYSE: APTV), a global technology company focused on making the world safer, greener and more connected, today reported second quarter 2025 U.S. GAAP earnings of $1.80 per diluted share. Excluding special items, second quarter earnings totaled $2.12 per diluted share.

Second Quarter Financial Highlights Include:
•U.S. GAAP revenue of $5.2 billion, an increase of 3%
◦Revenue increased 2% adjusted for currency exchange and commodity movements, compared to flat growth on an AWM1 basis
•U.S. GAAP net income of $393 million, U.S. GAAP net income margin of 7.5%; U.S. GAAP diluted earnings per share of $1.80
◦Excluding special items, diluted earnings per share of $2.12
•U.S. GAAP operating income of $486 million, U.S. GAAP operating income margin of 9.3%
◦Adjusted Operating Income of $628 million, Adjusted Operating Income margin of 12.1%; Adjusted EBITDA of $821 million, Adjusted EBITDA margin of 15.8%
•Generated $510 million of cash from operations
Year-to-Date Financial Highlights Include:
•U.S. GAAP revenue of $10.0 billion, an increase of 1%
◦Revenue increased 1% adjusted for currency exchange and commodity movements, compared to a decrease of 1% on an AWM1 basis
•U.S. GAAP net income of $382 million, U.S. GAAP net income margin of 3.8%; U.S. GAAP diluted earnings per share of $1.70
◦Excluding special items, diluted earnings per share of $3.80
•U.S. GAAP operating income of $934 million, U.S. GAAP operating income margin of 9.3%
◦Adjusted Operating Income of $1,200 million, Adjusted Operating Income margin of 12.0%; Adjusted EBITDA of $1,579 million, Adjusted EBITDA margin of 15.7%
•Generated $783 million of cash from operations

“We delivered record financial results in the second quarter, a testament to our efforts to build a resilient business model that allows us to operate efficiently, even in dynamic environments,” said Kevin Clark, chair and chief executive officer. “With continued customer demand for our high-performance, cost-effective solutions that are

1	Represents global vehicle production weighted to the geographic regions in which the Company generates its revenue (“AWM”).

aligned to the accelerating trends of electrification, automation, and digitalization, as well as our relentless focus on operational execution, we are confident in our ability to drive long-term growth and value for our shareholders.”

Second Quarter 2025 Results
For the three months ended June 30, 2025, the Company reported U.S. GAAP revenue of $5.2 billion, an increase of 3% from the prior year period. Adjusted for currency exchange and commodity movements, revenue increased by 2% during the second quarter. This reflects growth of 4% in Asia, which includes a decline of 1% in China, growth of 3% in North America and growth of 3% in South America, our smallest region, partially offset by a decline of 1% in Europe.
The Company reported second quarter 2025 U.S. GAAP net income of $393 million, earnings of $1.80 per diluted share and net income margin of 7.5%, compared to $938 million, $3.47 per diluted share and 18.6% in the prior year period. Second quarter Adjusted Net Income, a non-GAAP financial measure defined below, totaled $463 million, or earnings of $2.12 per diluted share, compared to $428 million, or $1.58 per diluted share, in the prior year period.
Second quarter U.S. GAAP operating income was $486 million, compared to $441 million in the prior year period. The Company reported second quarter Adjusted Operating Income, a non-GAAP financial measure defined below, of $628 million, compared to $606 million in the prior year period. Adjusted Operating Income margin was 12.1%, compared to 12.0% in the prior year period, primarily reflecting improved operating performance, including the benefits of cost reduction initiatives. Depreciation and amortization expense totaled $250 million in the second quarter, compared to $248 million in the prior year period.
Interest expense for the second quarter totaled $91 million, an increase from $64 million in the prior year period, primarily driven by debt transactions in the third quarter of 2024 in part to finance our $3.0 billion accelerated share repurchase program.
Tax expense in the second quarter of 2025 was $45 million, resulting in an effective tax rate of approximately 10%. Tax expense in the second quarter of 2024 was $51 million, resulting in an effective tax rate of approximately 5%.
The Company generated net cash flow from operating activities of $510 million in the second quarter, compared to $643 million in the prior year period.

Year-to-Date 2025 Results
For the six months ended June 30, 2025, the Company reported U.S. GAAP revenue of $10.0 billion, an increase of 1% from the prior year period. Adjusted for currency exchange and commodity movements, revenue increased by 1% during the period. This reflects growth of 5% in Asia, which includes growth of 1% in China, partially offset by declines of 2% in Europe. Growth was flat in North America and in South America, our smallest region.
The Company reported 2025 year-to-date U.S. GAAP net income of $382 million, earnings of $1.70 per diluted share and net income margin of 3.8%, compared to $1,156 million, $4.24 per diluted share and 11.6% in the prior year period. Year-to-date Adjusted Net Income totaled $853 million, or $3.80 per diluted share, compared to $746 million, or $2.73 per diluted share, in the prior year period.

For the 2025 year-to-date period, U.S. GAAP operating income was $934 million, compared to $860 million in the prior year period. The Company reported Adjusted Operating Income of $1,200 million for the 2025 year-to-date period, compared to $1,150 million in the prior year period. Adjusted Operating Income margin was 12.0%, compared to 11.6% in the prior year period, primarily reflecting improved operating performance, including the benefits of cost reduction initiatives. Depreciation and amortization expense totaled $492 million, an increase from $478 million in the prior year period.
Interest expense for the six months ended June 30, 2025 totaled $184 million, an increase from $129 million in the prior year period, primarily driven by debt transactions in the third quarter of 2024 in part to finance our $3.0 billion accelerated share repurchase program.
Tax expense for the six months ended June 30, 2025 was $401 million, which primarily reflects an increase to valuation allowances of approximately $300 million on deferred tax assets impacted by the OECD Administrative Guidance issued in the first quarter of 2025. Tax expense in the prior year period was $127 million.
The Company generated net cash flow from operating activities of $783 million in the six months ended June 30, 2025, compared to $887 million in the prior year period. As of June 30, 2025, the Company had cash and cash equivalents of $1.4 billion and total available liquidity of $4.0 billion.
Reconciliations of Adjusted Revenue Growth, Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income Per Share and Cash Flow Before Financing, which are non-GAAP measures, to the most directly comparable financial measures, respectively, calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”) are provided in the attached supplemental schedules.

Share Repurchase Program
During the second quarter of 2025, under the Company’s Accelerated Share Repurchase (ASR) Program, Aptiv received incremental deliveries of 6.1 million shares, representing the final settlement under the ASR Program. Under the ASR Program, Aptiv received total deliveries of 48.5 million shares at an average price of $61.84 per share. All shares received under the ASR program were retired. There was no other share repurchase activity during the quarter. As of June 30, 2025, $2.52 billion remained available for future share repurchases under the existing $5.0 billion authorization.

Q3 and Full Year 2025 Outlook
The Company’s third quarter and full year 2025 financial guidance is below. The Company’s third quarter and full year 2025 financial guidance reflects the potential impacts of recently imposed tariffs by the U.S. government, but does not reflect the impacts of the potential for additional tariffs, trade barriers or retaliatory actions by the U.S. or other countries.

(in millions, except per share amounts)	Q3 2025	Full Year 2025
Net sales	$4,950 - $5,100	$20,000 - $20,300
U.S. GAAP net income	$290 - $330	$975 - $1,045
U.S. GAAP net income margin	5.9% - 6.5%	4.9% - 5.1%
U.S. GAAP operating income	$440 - $490	$1,830 - $1,930
U.S. GAAP operating income margin	8.9% - 9.6%	9.2% - 9.5%
Adjusted EBITDA	$755 - $805	$3,135 - $3,235
Adjusted EBITDA margin	15.3% - 15.8%	15.7% - 15.9%
Adjusted operating income	$560 - $610	$2,370 - $2,470
Adjusted operating income margin	11.3% - 12.0%	11.9% - 12.2%
U.S. GAAP diluted net income per share (a)	$1.30 - $1.50	$4.40 - $4.70
Adjusted net income per share (a)	$1.60 - $1.80	$7.30 - $7.60
Cash flow from operations		$2,000
Capital expenditures		$780
U.S. GAAP effective tax rate		~35.0%
Adjusted effective tax rate		~17.5%

(a)
The Company’s third quarter and full year 2025 financial guidance includes approximately $0.05 and $0.20, respectively, per diluted share for the anticipated equity losses to be recognized by Aptiv from the performance of the Motional autonomous driving joint venture.

Conference Call and Webcast
The Company will host a conference call to discuss these results at 8:00 a.m. (ET) today, which is accessible by dialing +1.800.239.9838 (U.S.) or +1.323.994.2093 (international) or through a webcast at ir.aptiv.com. The conference ID number is 6663508. A slide presentation will accompany the prepared remarks and has been posted on the investor relations section of the Company’s website. A replay will be available two hours following the conference call.

Use of Non-GAAP Financial Information
This press release contains information about Aptiv’s financial results which are not presented in accordance with GAAP. Specifically, Adjusted Revenue Growth, Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income Per Share and Cash Flow Before Financing are non-GAAP financial measures. Adjusted Revenue Growth represents the change in reported net sales relative to the comparable period, excluding the impact on net sales from currency exchange, commodity movements, acquisitions, divestitures and other transactions. Adjusted Operating Income represents net income before interest expense, other income (expense), net, income tax (expense) benefit, equity income (loss), net of tax, amortization, restructuring, separation costs related to the planned spin-off of the Electrical Distribution Systems business, other acquisition and portfolio project costs (which includes costs incurred to integrate acquired businesses and to plan and execute product portfolio transformation actions, including business and product acquisitions and divestitures), asset impairments and other related charges, compensation expense related to acquisitions and gains (losses) on business divestitures and other transactions. Adjusted Operating Income margin is defined as Adjusted Operating Income as a percentage of net sales. Adjusted EBITDA represents net income before depreciation and amortization (including asset impairments), interest expense, income tax (expense) benefit, other income (expense), net, equity income (loss), net of tax, restructuring and other special items.

Adjusted Net Income represents net income attributable to Aptiv before amortization, restructuring and other special items, including the tax impact thereon. Adjusted Net Income Per Share represents Adjusted Net Income divided by the Weighted Average Number of Diluted Shares Outstanding for the period. Cash Flow Before Financing represents cash provided by (used in) operating activities plus cash provided by (used in) investing activities, adjusted for the purchase price of business acquisitions and other transactions, the cost of significant technology investments and net proceeds from the divestiture of discontinued operations and other significant businesses.
Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position, results of operations and liquidity. In particular, management believes Adjusted Revenue Growth, Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income Per Share and Cash Flow Before Financing are useful measures in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and that may obscure underlying business results and trends. Management also uses these non-GAAP financial measures for internal planning and forecasting purposes.
Such non-GAAP financial measures are reconciled to the most directly comparable GAAP financial measures in the attached supplemental schedules at the end of this press release. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies.

About Aptiv
Aptiv is a global technology company focused on making the world safer, greener and more connected. Visit aptiv.com.

Forward-Looking Statements
This press release, as well as other statements made by Aptiv PLC (the “Company”), contain forward-looking statements that reflect, when made, the Company’s current views with respect to current events, certain investments and acquisitions and financial performance. Such forward-looking statements are subject to many risks, uncertainties and factors relating to the Company’s operations and business environment, which may cause the actual results of the Company to be materially different from any future results. All statements that address future operating, financial or business performance or the Company’s strategies or expectations are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: global and regional economic conditions, including conditions affecting the credit market; global inflationary pressures; uncertainties created by the conflict between Ukraine and Russia, and its impacts to the European and global economies and our operations in each country; uncertainties created by the conflicts in the Middle East and their impacts on global economies; fluctuations in interest rates and foreign currency exchange rates; the cyclical nature of global automotive sales and production; the potential disruptions in the supply of and changes in the competitive environment for raw material and other components integral to the Company’s products, including the ongoing semiconductor supply shortage; the Company’s ability to maintain contracts that are critical to its operations; potential changes to beneficial free trade laws and regulations, such as the United States-Mexico-Canada Agreement; the effects of significant increases in trade tariffs, import quotas and other trade restrictions or actions, including retaliatory responses to such actions; changes to tax laws; future significant public health crises; the ability of the Company to integrate and realize the expected benefits of recent transactions; the ability of the Company to achieve the intended benefits from, or to complete, the proposed separation of its Electrical Distribution Systems business; the ability of the Company to attract, motivate and/or retain key executives; the ability of the Company to avoid or continue to operate during a strike, or partial work stoppage or slow down by any of its unionized employees or those of its principal customers; and the ability of the Company to attract and retain customers. Additional factors are discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s filings with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect the Company. It should be remembered that the price of the ordinary shares and any income from them can go down as well as up. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.

# # #

APTIV PLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(in millions, except per share amounts)
Net sales	$5,208	$5,051	$10,033	$9,952
Operating expenses:
Cost of sales	4,211	4,083	8,116	8,106
Selling, general and administrative	406	405	790	771
Amortization	53	52	104	106
Restructuring	52	70	89	109
Total operating expenses	4,722	4,610	9,099	9,092
Operating income	486	441	934	860
Interest expense	(91)	(64)	(184)	(129)
Other income, net	12	10	12	25
Net gain on equity method transactions	46	641	46	641
Income before income taxes and equity loss	453	1,028	808	1,397
Income tax expense	(45)	(51)	(401)	(127)
Income before equity loss	408	977	407	1,270
Equity loss, net of tax	(11)	(34)	(21)	(103)
Net income	397	943	386	1,167
Net income attributable to noncontrolling interest	5	5	6	11
Net loss attributable to redeemable noncontrolling interest	(1)	—	(2)	—
Net income attributable to Aptiv	$393	$938	$382	$1,156

Diluted net income per share:
Diluted net income per share attributable to Aptiv	$1.80	$3.47	$1.70	$4.24
Weighted average number of diluted shares outstanding	218.11	270.43	224.32	272.87

APTIV PLC
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2025	December 31, 2024
	(Unaudited)
	(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$1,448	$1,573
Restricted cash	1	1
Accounts receivable, net	3,717	3,261
Inventories	2,475	2,320
Other current assets	732	671
Total current assets	8,373	7,826
Long-term assets:
Property, net	3,754	3,698
Operating lease right-of-use assets	513	495
Investments in affiliates	1,311	1,433
Intangible assets, net	2,105	2,140
Goodwill	5,248	5,024
Other long-term assets	2,638	2,842
Total long-term assets	15,569	15,632
Total assets	$23,942	$23,458
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$32	$509
Accounts payable	3,039	2,870
Accrued liabilities	1,680	1,752
Total current liabilities	4,751	5,131
Long-term liabilities:
Long-term debt	7,758	7,843
Pension benefit obligations	426	374
Long-term operating lease liabilities	422	412
Other long-term liabilities	610	613
Total long-term liabilities	9,216	9,242
Total liabilities	13,967	14,373
Commitments and contingencies
Redeemable noncontrolling interest	103	92

Total Aptiv shareholders’ equity	9,690	8,796
Noncontrolling interest	182	197
Total shareholders’ equity	9,872	8,993
Total liabilities, redeemable noncontrolling interest and shareholders’ equity	$23,942	$23,458

APTIV PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
	2025	2024
	(in millions)
Cash flows from operating activities:
Net income	$386	$1,167
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	492	478
Restructuring expense, net of cash paid	2	(34)
Deferred income taxes	306	31
Loss from equity method investments, net of dividends received	29	110
Loss on extinguishment of debt	3	—
Net gain on equity method transactions	(46)	(641)
Other, net	95	85
Changes in operating assets and liabilities:
Accounts receivable, net	(456)	(46)
Inventories	(155)	(5)
Accounts payable	242	(110)
Other, net	(106)	(135)
Pension contributions	(9)	(13)
Net cash provided by operating activities	783	887
Cash flows from investing activities:
Capital expenditures	(346)	(491)
Proceeds from sale of property	2	2
Proceeds from asset sale	4	—
Proceeds from sale of technology investments	1	—
Cost of technology investments	(42)	(40)
Proceeds from the sale of equity method investments	164	448
Purchase of short-term investments	—	(748)
Settlement of derivatives	5	—
Net cash used in investing activities	(212)	(829)
Cash flows from financing activities:
Decrease in other short and long-term debt, net	(708)	(11)
Proceeds from issuance of senior and junior notes, net of issuance costs	—	798
Fees related to modification of debt agreements	(5)	—
Repurchase of ordinary shares	—	(1,030)
Taxes withheld and paid on employees’ restricted share awards	(19)	(21)
Net cash used in financing activities	(732)	(264)
Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	36	(25)
Decrease in cash, cash equivalents and restricted cash	(125)	(231)
Cash, cash equivalents and restricted cash at beginning of the period	1,574	1,640
Cash, cash equivalents and restricted cash at end of the period	$1,449	$1,409

APTIV PLC
FOOTNOTES
(Unaudited)

1. Segment Summary

	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	%	2025	2024	%
	(in millions)			(in millions)
Net Sales
Electrical Distribution Systems	$2,206	$2,065	7%	$4,230	$4,146	2%
Engineered Components Group	1,723	1,626	6%	3,304	3,222	3%
Advanced Safety and User Experience	1,507	1,554	(3)%	2,931	2,983	(2)%
Eliminations and Other (a)	(228)	(194)		(432)	(399)
Net Sales	$5,208	$5,051		$10,033	$9,952

Adjusted Operating Income
Electrical Distribution Systems	$163	$138	18%	$306	$274	12%
Engineered Components Group	287	298	(4)%	561	551	2%
Advanced Safety and User Experience	178	170	5%	333	325	2%
Adjusted Operating Income	$628	$606		$1,200	$1,150

(a)	Eliminations and Other includes the elimination of inter-segment transactions.

2. Weighted Average Number of Diluted Shares Outstanding
The following table illustrates the weighted average shares outstanding used in calculating basic and diluted net income per share attributable to Aptiv for the three and six months ended June 30, 2025 and 2024:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(in millions, except per share amounts)
Weighted average ordinary shares outstanding, basic	217.73	270.19	223.91	272.69
Dilutive shares related to RSUs	0.38	0.24	0.41	0.18
Weighted average ordinary shares outstanding, including dilutive shares	218.11	270.43	224.32	272.87
Net income per share attributable to Aptiv:
Basic	$1.80	$3.47	$1.71	$4.24
Diluted	$1.80	$3.47	$1.70	$4.24

APTIV PLC
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

In this press release the Company has provided information regarding certain non-GAAP financial measures, including “Adjusted Revenue Growth,” “Adjusted Operating Income,” “Adjusted EBITDA,” “Adjusted Net Income,” “Adjusted Net Income Per Share” and “Cash Flow Before Financing.” Such non-GAAP financial measures are reconciled to their closest GAAP financial measure in the following schedules.

Adjusted Revenue Growth: Adjusted Revenue Growth is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted Revenue Growth in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted Revenue Growth is defined as the change in reported net sales relative to the comparable period, excluding the impact on net sales from currency exchange, commodity movements, acquisitions, divestitures and other transactions. Not all companies use identical calculations of Adjusted Revenue Growth, therefore this presentation may not be comparable to other similarly titled measures of other companies.

Three Months Ended June 30, 2025

Reported net sales % change	3%
Less: foreign currency exchange and commodities	1%
Adjusted revenue growth	2%

Six Months Ended June 30, 2025

Reported net sales % change	1%
Less: foreign currency exchange and commodities	—%
Adjusted revenue growth	1%

Adjusted Operating Income: Adjusted Operating Income is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted Operating Income in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Management also utilizes Adjusted Operating Income as the key performance measure of segment income or loss and for planning and forecasting purposes to allocate resources to our segments, as management also believes this measure is most reflective of the operational profitability or loss of our operating segments. Adjusted Operating Income is defined as net income before interest expense, other income (expense), net, income tax (expense) benefit, equity income (loss), net of tax, amortization, restructuring and other special items. Not all companies use identical calculations of Adjusted Operating Income, therefore this presentation may not be comparable to other similarly titled measures of other companies. Operating income margin represents Operating income as a percentage of net sales, and Adjusted Operating Income margin represents Adjusted Operating Income as a percentage of net sales.

Consolidated Adjusted Operating Income
	Three Months Ended June 30,				Six Months Ended June 30,
	2025		2024		2025		2024
	($ in millions)
	$	Margin	$	Margin	$	Margin	$	Margin
Net income attributable to Aptiv	$393	7.5%	$938	18.6%	$382	3.8%	$1,156	11.6%
Interest expense	91		64		184		129
Other income, net	(12)		(10)		(12)		(25)
Net gain on equity method transactions	(46)		(641)		(46)		(641)
Income tax expense	45		51		401		127
Equity loss, net of tax	11		34		21		103
Net income attributable to noncontrolling interest	5		5		6		11
Net loss attributable to redeemable noncontrolling interest	(1)		—		(2)		—
Operating income	$486	9.3%	$441	8.7%	$934	9.3%	$860	8.6%
Amortization	53		52		104		106
Restructuring	52		70		89		109
Separation costs	28		—		47		—
Other acquisition and portfolio project costs	6		25		13		53
Asset impairments	4		14		9		14
Compensation expense related to acquisitions	4		4		9		8
Gain on asset sale	(5)		—		(5)		—
Adjusted operating income	$628	12.1%	$606	12.0%	$1,200	12.0%	$1,150	11.6%

Segment Adjusted Operating Income
(in millions)
Three Months Ended June 30, 2025	Electrical Distribution Systems	Engineered Components Group	Advanced Safety and User Experience	Total
Operating income	$104	$239	$143	$486
Amortization	1	30	22	53
Restructuring	25	17	10	52
Separation costs	28	—	—	28
Other acquisition and portfolio project costs	2	—	4	6
Asset impairments	3	1	—	4
Compensation expense related to acquisitions	—	—	4	4
Gain on asset sale	—	—	(5)	(5)
Adjusted operating income	$163	$287	$178	$628

Depreciation and amortization (a)	$64	$113	$73	$250

Three Months Ended June 30, 2024	Electrical Distribution Systems	Engineered Components Group	Advanced Safety and User Experience	Total
Operating income	$94	$240	$107	$441
Amortization	—	31	21	52
Restructuring	35	19	16	70
Other acquisition and portfolio project costs	9	8	8	25
Asset impairments	—	—	14	14
Compensation expense related to acquisitions	—	—	4	4
Adjusted operating income	$138	$298	$170	$606

Depreciation and amortization (a)	$56	$106	$86	$248

Six Months Ended June 30, 2025	Electrical Distribution Systems	Engineered Components Group	Advanced Safety and User Experience	Total
Operating income	$210	$462	$262	$934
Amortization	1	59	44	104
Restructuring	41	32	16	89
Separation costs	47	—	—	47
Other acquisition and portfolio project costs	4	2	7	13
Asset impairments	3	6	—	9
Compensation expense related to acquisitions	—	—	9	9
Gain on asset sale	—	—	(5)	(5)
Adjusted operating income	$306	$561	$333	$1,200

Depreciation and amortization (a)	$121	$225	$146	$492

Six Months Ended June 30, 2024	Electrical Distribution Systems	Engineered Components Group	Advanced Safety and User Experience	Total
Operating income	$203	$448	$209	$860
Amortization	1	61	44	106
Restructuring	50	26	33	109
Other acquisition and portfolio project costs	20	16	17	53
Asset impairments	—	—	14	14
Compensation expense related to acquisitions	—	—	8	8
Adjusted operating income	$274	$551	$325	$1,150

Depreciation and amortization (a)	$114	$209	$155	$478

(a)	Includes asset impairments.

Adjusted EBITDA: Adjusted EBITDA is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted EBITDA in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted EBITDA is defined as net income before depreciation and amortization (including asset impairments), interest expense, income tax (expense) benefit, other income (expense), net, equity income (loss), net of tax, restructuring and other special items. Not all companies use identical calculations of Adjusted EBITDA, therefore this presentation may not be comparable to other similarly titled measures of other companies.

Consolidated Adjusted EBITDA
	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(in millions)
Net income attributable to Aptiv	$393	$938	$382	$1,156
Interest expense	91	64	184	129
Income tax expense	45	51	401	127
Net income attributable to noncontrolling interest	5	5	6	11
Net loss attributable to redeemable noncontrolling interest	(1)	—	(2)	—
Depreciation and amortization	250	248	492	478
EBITDA	$783	$1,306	$1,463	$1,901
Other income, net	(12)	(10)	(12)	(25)
Net gain on equity method transactions	(46)	(641)	(46)	(641)
Equity loss, net of tax	11	34	21	103
Restructuring	52	70	89	109
Separation costs	28	—	47	—
Other acquisition and portfolio project costs	6	25	13	53
Compensation expense related to acquisitions	4	4	9	8
Gain on asset sale	(5)	—	(5)	—
Adjusted EBITDA	$821	$788	$1,579	$1,508

Adjusted Net Income and Adjusted Net Income Per Share: Adjusted Net Income and Adjusted Net Income Per Share, which are non-GAAP measures, are presented as supplemental measures of the Company’s financial performance which management believes are useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Management utilizes Adjusted Net Income and Adjusted Net Income Per Share in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted Net Income is defined as net income attributable to Aptiv before amortization, restructuring and other special items, including the tax impact thereon. Adjusted Net Income Per Share is defined as Adjusted Net Income divided by the Weighted Average Number of Diluted Shares Outstanding, for the period. Not all companies use identical calculations of Adjusted Net Income and Adjusted Net Income Per Share, therefore this presentation may not be comparable to other similarly titled measures of other companies.

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(in millions, except per share amounts)
Net income attributable to Aptiv	$393	$938	$382	$1,156
Adjusting items:
Amortization	53	52	104	106
Restructuring	52	70	89	109
Separation costs	28	—	47	—
Other acquisition and portfolio project costs	6	25	13	53
Asset impairments	4	14	9	14
Compensation expense related to acquisitions	4	4	9	8
Gain on asset sale	(5)	—	(5)	—
Debt extinguishment costs	—	—	3	—
Gain on change in fair value of publicly traded equity securities	(3)	(3)	(1)	(2)
Net gain on equity method transactions	(46)	(641)	(46)	(641)
Tax impact of intercompany transfers of intellectual property and other related transactions (a)	—	—	294	—
Tax impact of adjusting items (b)	(23)	(31)	(45)	(57)
Adjusted net income attributable to Aptiv	$463	$428	$853	$746

Weighted average number of diluted shares outstanding	218.11	270.43	224.32	272.87
Diluted net income per share attributable to Aptiv	$1.80	$3.47	$1.70	$4.24
Adjusted net income per share	$2.12	$1.58	$3.80	$2.73

(a)
As a result of the Pillar Two OECD Administrative Guidance released in the first quarter of 2025, the Company no longer expects to obtain significant benefits from the tax incentive granted to its Swiss subsidiary in 2023. Accordingly, the Company recognized an increase to valuation allowances of $294 million to reduce the related deferred tax asset during the six months ended June 30, 2025.

(b)	Represents the income tax impacts of the adjustments made for amortization, restructuring and other special items by calculating the income tax impact of these items using the appropriate tax rate for the jurisdiction where the charges were incurred.

Cash Flow Before Financing: Cash Flow Before Financing is presented as a supplemental measure of the Company’s liquidity which is consistent with the basis and manner in which management presents financial information for the purpose of making internal operating decisions, evaluating its liquidity and determining appropriate capital allocation strategies. Management believes this measure is useful to investors to understand how the Company’s core operating activities generate and use cash. Cash Flow Before Financing is defined as cash provided by (used in) operating activities plus cash provided by (used in) investing activities, adjusted for the purchase price of business acquisitions and other transactions, the cost of significant technology investments and net proceeds from the divestiture of discontinued operations and other significant businesses. Not all companies use identical calculations of Cash Flow Before Financing, therefore this presentation may not be comparable to other similarly titled measures of other companies. The calculation of Cash Flow Before Financing does not reflect cash used to service debt, pay dividends or repurchase shares and, therefore, does not necessarily reflect funds available for investment or other discretionary uses.

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(in millions)
Cash flows from operating activities:
Net income	$397	$943	$386	$1,167
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	250	248	492	478
Restructuring expense, net of cash paid	20	2	2	(34)
Working capital	(76)	130	(369)	(161)
Pension contributions	(4)	(6)	(9)	(13)
Net gain on equity method transactions	(46)	(641)	(46)	(641)
Other, net	(31)	(33)	327	91
Net cash provided by operating activities	510	643	783	887

Cash flows from investing activities:
Capital expenditures	(149)	(226)	(346)	(491)
Proceeds from sale of technology investments	1	—	1	—
Cost of technology investments	(30)	—	(42)	(40)
Proceeds from the sale of equity method investments	164	448	164	448
Purchase of short-term investments	—	(748)	—	(748)
Settlement of derivatives	—	—	5	—
Other, net	5	2	6	2
Net cash used in investing activities	(9)	(524)	(212)	(829)

Adjusting items:
Adjustment for cost of significant technology investments	29	—	40	40
Adjustment for proceeds from sale of equity method investment	(164)	(448)	(164)	(448)
Cash flow before financing	$366	$(329)	$447	$(350)

Financial Guidance: The reconciliation of the forward-looking non-GAAP financial measures provided in the Company’s financial guidance to the most comparable forward-looking GAAP measure is below. The Company’s third quarter and full year 2025 financial guidance reflects the potential impacts of recently imposed tariffs by the U.S. government, but does not reflect the impacts of the potential for additional tariffs, trade barriers or retaliatory actions by the U.S. or other countries.

	Estimated Q3		Estimated Full Year
	2025 (a)		2025 (a)
	($ in millions)
Adjusted Operating Income	$	Margin (b)	$	Margin (b)
Net income attributable to Aptiv	$310	6.2%	$1,010	5.0%
Interest expense	90		360
Other income, net	(5)		(20)
Net gain on equity method transactions	—		(45)
Income tax expense	50		510
Equity loss, net of tax	15		50
Net income attributable to noncontrolling interest (c)	5		15
Operating income	$465	9.3%	$1,880	9.3%
Amortization	55		210
Restructuring	25		175
Other acquisition and portfolio project costs, including costs related to the planned spin-off of the EDS business	35		130
Asset impairments	—		10
Compensation expense related to acquisitions	5		20
Gain on asset sale	—		(5)
Adjusted operating income	$585	11.6%	$2,420	12.0%

Adjusted EBITDA
Net income attributable to Aptiv	$310	6.2%	$1,010	5.0%
Interest expense	90		360
Income tax expense	50		510
Net income attributable to noncontrolling interest (c)	5		15
Depreciation and amortization	250		985
EBITDA	$705	14.0%	$2,880	14.3%
Other income, net	(5)		(20)
Net gain on equity method transactions	—		(45)
Equity loss, net of tax	15		50
Restructuring	25		175
Other acquisition and portfolio project costs, including costs related to the planned spin-off of the EDS business	35		130
Compensation expense related to acquisitions	5		20
Gain on asset sale	—		(5)
Adjusted EBITDA	$780	15.5%	$3,185	15.8%

(a)	Prepared at the estimated mid-point of the Company’s financial guidance range.
(b)	Represents net income attributable to Aptiv, operating income, Adjusted Operating Income, EBITDA and Adjusted EBITDA, respectively, as a percentage of estimated net sales.
(c)	Includes portion attributable to redeemable noncontrolling interest.

	Estimated Q3	Estimated Full Year
	2025 (a)	2025 (a)

Adjusted Net Income Per Share	($ and shares in millions, except per share amounts)
Net income attributable to Aptiv	$310	$1,010
Adjusting items:
Amortization	55	210
Restructuring	25	175
Other acquisition and portfolio project costs, including costs related to the planned spin-off of the EDS business	35	130
Asset impairments	—	10
Compensation expense related to acquisitions	5	20
Debt extinguishment costs	—	5
Net gain on equity method transactions	—	(45)
Gain on asset sale	—	(5)
Tax impact of adjusting items	(60)	140
Adjusted net income attributable to Aptiv	$370	$1,650

Weighted average number of diluted shares outstanding	219.00	222.00
Diluted net income per share attributable to Aptiv	$1.40	$4.55
Adjusted net income per share	$1.70	$7.45

(a)	Prepared at the estimated mid-point of the Company’s financial guidance range.

Investor Contact:
Betsy Frank
+1.929.240.1777
betsy.frank@aptiv.com